EXHIBIT 10.1

AGREEMENT

This Agreement is entered into this 26th day of September, 2002, by and between Castleguard Energy, Inc. ("Castleguard") and H&S Production, Inc. ("HSP") as follows:
1. Castleguard is the owner of an undivided 0.09978340 working interest in the proposed O'Brien Energy Company - West No. 28-1 Well, Webster Parish, Louisiana;

        2.     H&S agrees to bear all costs attributable to Castleguard's interest in connection with the drilling of the West No. 28-1 Well; and H&S shall have the election to participate in the completion of such well pursuant to the terms and provisions of the applicable Joint Operating Agreement. In this connection, H&S agrees to make the same election with respect to Castleguard's interest as it makes with respect to its separately owned interest in the West No. 28-1 Well. In the event the West No. 28-1 Well is plugged and abandoned without any completion attempt, H&S agrees to bear all of the plugging and abandonment costs attributable to Castleguard's interest.

        3.     In the event H&S participates in the completion of the West No. 28-1 Well and same is completed as a producer of oil and/or gas, Castleguard will assign its interest in such well to H&S under the terms of a mutually agreeable form of assignment; provided, however, at such time as H&S has recouped 100% of the costs attributable to Castleguard's interest incurred in connection with the drilling and completion of the West No. 28-1 Well and the operation of said well to the point of payout, H&S shall reassign to Castleguard 1/2 of the interest acquired by H&S from Castleguard pursuant to the terms hereof.

        4.     H&S agrees to keep the interest it acquires from Castleguard pursuant to the terms hereof free and clear of all claims and encumbrances until payout and the reassignment to Castleguard as provided in paragraph 3 above.

5. Upon Castleguard's request, H&S agrees to provide Castleguard with all drilling, production and accounting data relative to the West No. 28-1 Well.

This agreement shall be binding upon the parties hereto and their respective successors and assigns.

CASTLEGUARD ENERGY, INC.

By:
Bob G. Honea, President

H&S PRODUCTION, INC

By:
Scott G. Heape, President